UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2022

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Talbot Street West, Leamington, Ontario, Canada	N8H 4H3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Reports on Form 8-K filed by Tilray Brands, Inc. (the “Company” or “Tilray”) with the Securities and Exchange Commission (the “SEC”) on April 12, 2022 (the “Prior April Report”), and on June 14, 2022 (together with the Prior April Report, the “Prior Reports”), the Company entered into an assignment and assumption agreement on April 11, 2022, which was amended and restated on June 14, 2022 (as so amended and restated, the “Assignment Agreement”), pursuant to which, among other things, Tilray agreed to acquire from HT Investments MA LLC (“HTI”) all of the outstanding principal and accrued and unpaid interest under a secured convertible note (as amended and restated pursuant to the terms thereof, the “HEXO Note”) issued by HEXO Corp. (“HEXO”).  In addition, as previously disclosed in the Prior Reports, in connection with the Assignment Agreement, on April 11, 2022, each of Tilray, HEXO and HTI entered into a transaction agreement, as amended on June 14, 2022 (as so amended, the “Transaction Agreement”), setting forth the terms and conditions for the amendment and restatement of the HEXO Note and certain other covenants and representations of the parties.  The transactions contemplated by the Assignment Agreement and the Transaction Agreement (collectively, the “Transaction”) were completed on July 12, 2022 (the “Closing Date”).

Pursuant to the terms of the Assignment Agreement, Tilray acquired the HEXO Note for a total purchase price equal to $154,940,400, representing the outstanding principal balance under the HEXO Note as of the Closing Date (after giving effect to various optional redemption payments and a partial conversion elected by HTI under the terms of the HEXO Note that occurred since the original issuance thereof), less a purchase price discount equal to 10.8% of such outstanding principal balance.  The purchase price was satisfied by Tilray to HTI in the form of a newly-issued $50 million convertible promissory note (the “Tilray Convertible Note”) and the balance in 33,314,412 shares of Tilray’s Class 2 common stock, par value $0.0001 (the “Common Stock”).  The portion of the purchase price that was paid in shares of Common Stock (the “Consideration Shares”) is subject to a post-closing adjustment, such that if the purchase price (less any amounts satisfied or to be satisfied by the Tilray Convertible Note) divided by the daily volume weighted average price (the “VWAP”) of Common Stock for the 44-trading day period following the Closing Date is greater than the number of Consideration Shares issued to HTI at the closing, then Tilray is required to pay to HTI, in cash or additional shares, at Tilray’s option (subject to certain conditions and limitations), an amount equal to such difference multiplied by the VWAP.

The direct offering and sale to HTI of (a) the Tilray Convertible Note and (b) the aggregate number shares of Common Stock issuable (i) upon conversion or repayment of the Tilray Convertible Note and (ii) as Consideration Shares pursuant to the terms of the Assignment Agreement was registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-233703), including the prospectus contained therein, as well as a prospectus supplement filed by Tilray with the SEC in connection with the offering.

Item 1.01	Entry into a Material Definitive Agreement

Tilray Convertible Note

Pursuant to the terms of the Assignment Agreement, on the Closing Date, as consideration for the HEXO Note, Tilray issued to HTI the Tilray Convertible Note.  The Tilray Convertible Note accrues interest on the unpaid principal balance at a rate of 4.0% per annum, matures on September 1, 2023, unless earlier converted or repurchased, and is convertible into shares of Common Stock at the option of the holder thereof in accordance with the terms set forth and more particularly described below.  Interest is payable quarterly in cash or, if unpaid and accrued upon conversion or maturity, in cash or shares of Common Stock, at the Company’s option.

The Tilray Convertible Note is a general unsecured obligation of the Company and:

●	ranks equally in right of payment with all of Tilray’s future unsecured indebtedness;

●	is senior in right of payment to any of Tilray’s future indebtedness that is expressly subordinated to the Tilray Convertible Note;

●	is effectively junior in right of payment to any of Tilray’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and

●	is structurally junior to all indebtedness and other liabilities (including trade payables) of Tilray’s current or future subsidiaries.

The holder of the Tilray Convertible Note may convert the note, in whole or in part, at any time prior to 5:00 p.m. on the second trading day immediately preceding the maturity date, into shares of Common Stock at a conversion price equal to 125% of the closing sale price as of the Closing Date, as adjusted in accordance with the terms of the Tilray Convertible Note, in amount not to exceed 20,000,000 shares of Common Stock in the aggregate (the “Conversion Cap”). In no event will the holder of the Tilray Convertible Note be allowed to effect a conversion of the note if such conversion, along with all other shares of Common Stock beneficially owned by the holder and its affiliates, would exceed 9.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation,” and together with the Conversion Cap, the “Share Issuance Limitations”). In the event that the Company is prohibited from issuing any shares of Common Stock under the Tilray Convertible Note as a result of the Conversion Cap, the Company will pay cash in lieu of any shares that would otherwise be deliverable in excess of the Conversion Cap.

The conversion price or rate of the Tilray Convertible Note is subject to adjustment upon the occurrence of certain events, as specified in Section 9(d) of the Tilray Convertible Note, including:

●	the issuance of shares of Common Stock as a dividend on the Common Stock;

●	in the event of any stock split, reverse stock split, recapitalization, reorganization or similar transaction; and

●
the distribution or dividend to all holders of Common Stock of (i) shares of Tilray capital stock, other than Common Stock, (ii) cash dividends or distributions paid from the Company’s retained earnings or (iii) subscription rights or warrants entitling such holders for a period not exceeding 60 days to subscribe for or purchase shares of Common Stock at a price per share less than the arithmetic average trading price of the Common Stock for the 10 consecutive trading day period ending on and including the trading day immediately preceding the announcement of such distribution.

The Company is not permitted to redeem or repay the Tilray Convertible Note prior to the maturity date without the prior written consent of the holder. At maturity, subject to the satisfaction of certain equity conditions (described below and more particularly in the Tilray Convertible Note), the Company may redeem the Tilray Convertible Note in whole or in part (i) in cash or (ii) in shares of Common Stock at a redemption price per share equal the daily VWAP of the Common Stock on the trading day immediately preceding the maturity date. The Company is required to deliver to the holder of the Tilray Convertible Note a notice on the 60th calendar day prior to the maturity date setting forth whether the Company will pay all or any portion of the redemption amount in cash or shares of Common Stock, and what portion, if any, of such redemption amount will be paid in shares of Common Stock and what portion will be paid in cash.

The Company’s right to make payment in shares of Common Stock is dependent upon its satisfaction of certain customary equity conditions. Among other things, these equity conditions include Tilray’s continued listing on The Nasdaq Global Market or another permitted exchange and Tilray stock maintaining certain minimum average prices and trading volumes during the applicable measurement period.

In addition to the payment of the redemption amount at maturity, the Company obligated to make an additional payment with respect to the Tilray Convertible Note (the “Maturity Top-Up Payment”), if, after 20 trading days following the maturity date (the “Maturity Top-Up Date”), the number of shares (the “Maturity Top-Up Measurement Amount”) equal to (a) the quotient of (i) the redemption amount (less any amounts satisfied in cash) divided by (ii) the per-share price (the “Maturity Top-Up Price”) equal to the arithmetic average of the VWAP of the Common Stock for the 20 consecutive trading day period ending on and including the trading day immediately preceding such Maturity Top-Up Date is greater than (b) the number of shares of Common Stock issued as repayment for the outstanding obligations under the Tilray Convertible Note at the maturity date (the “Maturity Shares,” and the difference between (A) the Maturity Top-Up Measurement Amount and (B) the Maturity Shares being the “Maturity Top-Up Difference”).

The Maturity Top-Up Payment is payable in cash or, at the Company’s option, subject to the satisfaction of certain equity conditions and subject to the Share Issuance Limitations, in shares of Common Stock. The Company is required to deliver to the holder of the Tilray Convertible Note a notice after the close of business on the trading day immediately prior to the Maturity Top-Up Date setting forth whether the Company will pay all or any portion of the applicable Maturity Top-Up Payment in cash or shares of Common Stock, and what portion, if any, of such Maturity Top-Up Payment will be paid in shares of Common Stock and what portion will be paid in cash.

If the Company elects to pay all or any portion of the Maturity Top-Up Payment in cash, on the applicable Maturity Top-Up Date, the Company must pay to the holder of the Tilray Convertible Note an amount equal to the product of (i) the Maturity Top-Up Difference and (ii) the Maturity Top-Up Price.

If the Company elects to pay all or any portion of the Maturity Top-Up Payment in shares of Common Stock, on the applicable Maturity Top-Up Date, the Company must deliver to the holder of the Tilray Convertible Note a number of shares of Common Stock (the “Maturity Top-Up Shares”) equal to the Maturity Top-Up Difference, subject to the Share Issuance Limitations.

The Tilray Convertible Note contains standard and customary events of default including but not limited to: (i) failure to provide shares of Common Stock upon conversion of the Tilray Convertible Note; (ii) failure to make payments when due under the Tilray Convertible Note; and (iii) bankruptcy or insolvency of the Company. If an event of default on the Tilray Convertible Note occurs, the face value of the Tilray Convertible Note, plus any accrued and unpaid interest and late payments, may become immediately due and payable.

Pursuant to the terms of the Tilray Convertible Note, the Company is prohibited from entering into specified transactions involving a change of control, unless the successor entity assumes in writing all of the Company’s obligations under the Tilray Convertible Note under a written agreement. In the event of a transaction involving a change of control at any time prior to the maturity date, the holder of the Tilray Convertible Note will have the right to require us to immediately redeem and repay all or any portion of its Tilray Convertible Note in cash at a price equal to 105% of the then-outstanding principal amount of the Tilray Convertible Note, plus any accrued and unpaid interest and late payments.

HEXO Note

Immediately prior to the closing of the Transaction, on July 12, 2022, the HEXO Note was amended and restated to reflect, among other things, a maturity date of May 1, 2026, and an initial conversion price of CAN$0.40 per common share, no par value, of HEXO (collectively, the “HEXO Common Shares”). The HEXO Note bears interest at a rate of 5.0% per annum, calculated daily, which is payable to Tilray on a semi-annual basis.  Interest payments made under the HEXO Note will be made in the form of cash until July 12, 2023.  Thereafter, in the event that, on any given interest payment date, HEXO is not in compliance with its minimum liquidity covenant of CAD$70 million, HEXO has the right to add to the then-outstanding principal balance of the note the amount of such interest then due and payable as of such interest payment date.

Subject to certain limitations and adjustments as more particularly described therein, the HEXO Note is convertible into HEXO Common Shares at Tilray’s option at any time prior to 5:00 p.m. (Toronto time) on the second scheduled trading day prior to the maturity date, at a conversion price per HEXO Common Share equal to (a) $1,000 divided by (b) the number of HEXO Common Shares equal to (i) $1,000 divided by (ii) the US dollar equivalent of CAD$0.40, as determined the day before execution, per $1,000 outstanding principal amount under the HEXO Note (including all capitalized interest thereon).

Pursuant to the terms of a registration rights agreement entered into between the parties on April 11, 2022, HEXO also provided Tilray with customary registration rights in respect of the HEXO Common Shares into which the HEXO Note is convertible. In addition, under the terms of the HEXO Note, Tilray received “top-up” and preemptive rights enabling it to maintain its percentage ownership in HEXO (on an “as-converted” basis) in the event that HEXO issues equity or debt securities following the Closing Date.

Provided no default or event of default is then-continuing under the HEXO Note, HEXO is entitled to a right of first refusal to repurchase all or any portion of the HEXO Note that Tilray otherwise proposes to transfer or otherwise dispose of to a non-affiliated third party.

The HEXO Note is also subject to the terms of an indenture dated May 27, 2021 (the “Indenture”), between HEXO and TMI Trust Company, as the successor to GLAS Trust Company LLC, in its capacity as trustee thereunder.

Pursuant to the Transaction Agreement, on the Closing Date, Tilray and HEXO entered into various commercial transaction agreements, including (i) an advisory services agreement regarding Tilray’s provision of advisory services to HEXO in exchange for an $18 million annual advisory fee payable to Tilray; (ii) a co-manufacturing agreement providing for third-party manufacturing services between the parties and setting forth the terms of Tilray’s international bulk supply to HEXO; and (iii) a procurement and cost savings agreement for shared savings related to specified optimization activities, procurement, and other similar cost savings realized by the parties as a result of the foregoing commercial arrangements.

In addition, as previously disclosed in the Prior Reports, for so long as any amounts remain outstanding under the HEXO Note or HEXO is a “reporting issuer” within the meaning of the Canadian securities laws, Tilray is entitled, under the terms of the Transaction Agreement, to appoint two of HEXO’s board members and one observer in respect of all meetings, actions and activities of the HEXO board of directors.  Denise Faltischek, the Company’s Chief Strategy Officer and Head of International, and Roger Savell, the Company’s Chief Administrative Officer, were designated as Tilray’s initial appointees, and effective as of the Closing Date, have been appointed serve as directors on HEXO’s board of directors.

The foregoing summary descriptions of the Transaction Agreement, the Assignment Agreement, the Tilray Convertible Note, and the HEXO Note do not purport to be complete and are qualified in their entirety by reference to the Transaction Agreement, the Assignment Agreement, the Tilray Convertible Note, the HEXO Note, and the Indenture, copies of which are filed as Exhibits 10.1 through Exhibit 10.7 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Tilray Convertible Note described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference in this Item 2.03.

Item 3.03	Material Modifications to Rights of Security Holders.

Pursuant to the terms of the Tilray Convertible Note, the Company is subject to certain restrictions on its ability to, without the prior written consent of HTI, declare or pay any dividend or make any other payments or distributions on account of any capital stock of the Company. The information disclosed under Item 1.01 of this Current Report on Form 8-K regarding such restrictions is also responsive to this Item 3.03 and hereby incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

The description contained under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

On July 12, 2022, the Company issued a press release announcing the closing of the Transaction. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Immediately prior to the closing of the Transaction on July 12, 2022, the Company, HTI, and HEXO entered into an amending agreement to the Assignment Agreement, which, among other things, modifies the scope of certain representations made by HTI under the Assignment Agreement.  A copy of the amending agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1
Transaction Agreement, dated as of April 11, 2022, by and among the Company, HTI and HEXO (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2022)†

10.2
Amending Agreement to Transaction Agreement, dated as of June 14, 2022, by and among the Company, HTI and HEXO (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2022)

10.3
Amended and Restated Assignment and Assumption Agreement, dated as of June 14, 2022, by and among the Company, HTI and HEXO (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2022)

10.4	Amending Agreement to Amended and Restated Assignment and Assumption Agreement dated as of July 12, 2022, by and among the Company, HTI and HEXO

10.5	Convertible Promissory Note due September 1, 2023, dated July 12, 2022, issued and owing by the Company to HTI

10.6	Amended and Restated Senior Secured Convertible Note due 2026, dated July 12, 2022, issued and owing by HEXO to the Company

10.7	Indenture dated as of May 27, 2021, by and between HEXO Corp. as issuer, and GLAS Trust Company LLC, as trustee

99.1	Press Release of Tilray Brands, Inc. dated July 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.

Date: July 12, 2022	By:	/s/ Mitchell Gendel
Mitchell Gendel Global General Counsel